                                                                    EXHIBIT 10.4


                           ASSET PURCHASE AGREEMENT
                           ------------------------

     Agreement made as of July 27, 1998 by and between Voyager Information Networks, Inc., a Michigan corporation ("Buyer"), and Freeway, Inc., a Michigan corporation ("Seller").

     WHEREAS, subject to the terms and conditions hereof, Seller desires to sell, transfer and assign to Buyer, and Buyer desires to purchase from Seller, all of the properties, rights and assets used or useful in connection with the Internet service business of Seller (the "Business").

     NOW THEREFORE, in consideration of the mutual covenants and agreements herein contained, the parties hereto agree as follows:

SECTION 1.  PURCHASE AND SALE OF ASSETS.

     1.1    Sale of Assets.  Upon the terms and subject to the conditions set
            --------------
forth in this Agreement, and the performance by the parties hereto of their respective obligations hereunder, Seller agrees to sell, assign, transfer and deliver to Buyer, and Buyer agrees to purchase from Seller, all of Seller's right, title and interest in and to all of the properties, assets and business of the Business of every kind and description, tangible and intangible, real, personal or mixed, and wherever located, but excluding the Excluded Assets (as defined in Section 1.2 below), including without limitation, the following:

            (a) Equipment.  All free standing kiosks, servers, routers, modems,
                ---------
IP addresses, computers, electronic devices, test equipment and all other fixed assets, equipment, furniture, fixtures, parts, accessories, inventory, office materials, software, supplies and other tangible personal property of every kind and description owned by Seller and used or held for use in connection with the Business, in each case together with any additions thereto between the date of this Agreement and the Closing Date (as defined below), all as set forth on
Schedule 1.1(a) attached hereto (collectively, "Equipment");
---------------

            (b) Contracts.  All of the rights of Seller under and interest of
                ---------
Seller in and to all contracts relating to the Business (other than the Excluded Contracts (as defined below)), including, without limitation, original contracts for the provision of Internet connectivity, dedicated service, web-hosting, web-domain, dial-up services and Internet commerce, a true, correct and complete list of which contracts is attached hereto as Schedule 1.1(b) (collectively, the
                                              ---------------
"Contracts");

            (c) Proprietary Rights.  All Proprietary Rights (as defined in
                ------------------
Section 2.19), which shall include, without limitation, the name "Freeway" and all related and associated
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logos and trademarks and service marks as well as Seller's websites (including the domain name "freeway.net" and any similar domain names) related to, or contemplated for use by Seller in connection with the Business, and all licenses to or from third parties with respect to the foregoing and rights related thereto and including Seller's customer database, and any and all claims with respect to any of the foregoing, all as set forth on Schedule 1.1(c) attached
                                                     ---------------
hereto;

          (d)  Licenses and Authorizations.  All rights associated with the
               ---------------------------
licenses, permits, easements, registrations and authorizations issued or granted to Seller by any governmental authority with respect to the operation of the Business, including, without limitation, those licenses and authorizations listed on Schedule 1.1(d) attached hereto, and all applications therefor,
          ---------------
together with any renewals, extensions, or modifications thereof and additions thereto;

          (e)  Accounts Receivable.  All accounts receivable of Seller
               -------------------
outstanding on the Closing Date which are included as such in the balance sheet of Seller, a schedule of which is attached hereto as Schedule 1.1(e) (the
                                                     ---------------
"Accounts Receivable");

          (f)  Goodwill.  All of the goodwill of Seller in, and the going
               --------
concern value of, the Business, and all of the business and customer lists, proprietary information, and trade secrets related to the Business; and

          (g)  Records.  All of Seller's customer logs, location files and
               -------
records, employee records, and other business files and records, in each case relating to the Business.

     The assets, properties and business of Seller being sold to and purchased by Buyer under this Section 1.1 are referred to herein collectively as the "Assets."

     1.2  Excluded Assets.  There shall be excluded from the Assets and retained
          ---------------
by Seller, to the extent in existence on the Closing Date, the following assets (the "Excluded Assets"):

          (a)  Other Assets.  All other assets of Seller which are not used or
               ------------
held for use in connection with the Business or otherwise necessary to the operation of the Business now or after the Closing Date as set forth on Schedule
                                                                        --------
1.2(a) attached hereto, including, without limitation, all assets used or held
------
for use in connection with Seller's Web development business (including all personnel, code and systems related thereto), as well as the web-hosting accounts set forth on such schedule (such accounts, the "Excluded Subscribers");

          (b) Excluded Contracts. All of Seller's right, title and interest in, to and under the Contracts listed on Schedule 1.2(b) attached hereto (the
                                         ---------------
"Excluded Contracts");

          (c) Insurance.  All contracts of insurance (including any cash
              ---------
surrender value thereof) and all insurance proceeds of settlement and insurance claims made by Seller on or before the Closing Date as set forth on Schedule
                                                                    --------
1.2(c) attached hereto;
------

          (d) Tax Items.  All claims, rights and interest in and to any refunds
              ---------
for federal, state or local Taxes (as defined below) for periods prior to the Closing Date as set forth on Schedule 1.2(d) attached hereto; and
                             ---------------

          (e) Corporate Records.  All of Seller's corporate and other
              -----------------
organizational records.

     1.3  Assumed Liabilities; Excluded Liabilities; Employees.
          ----------------------------------------------------

          (a) Assumed Liabilities.  Buyer shall, on and as of the Closing Date,
              -------------------
accept and assume, and shall become and be fully liable and responsible for, and other than as expressly set forth herein Seller shall have no further liability or responsibility for or with respect to, (a) liabilities and obligations arising out of events occurring on and after the Closing Date related to Buyer's ownership of the Assets and Buyer's operation of the Business after the Closing Date; (b) all obligations and liabilities of Seller which are to be performed after the Closing Date arising under the Contracts, including, without limitation, Seller's obligations to Subscribers under such Contracts for (i) Subscriber deposits held by Seller as of the Closing Date in the amount for which Buyer receives a credit pursuant to Section 1.6, (ii) Subscriber advance payments held by Seller as of the Closing Date for services to be rendered in connection with the Business in the amount for which Buyer receives a credit pursuant to Section 1.6, and (iii) the delivery of Internet connectivity service to Subscribers (whether under the Contracts or otherwise) after the Closing Date ((a) and (b) together, the "Assumed Liabilities"). The assumption of the Assumed Liabilities by Buyer hereunder shall not enlarge any rights of third parties under contracts or arrangements with Buyer or Seller or any of their respective affiliates or subsidiaries. No parties other than Buyer and Seller shall have any rights under this Agreement.

          (b) Excluded Liabilities.  It is expressly understood that, except for
              --------------------
the Assumed Liabilities, Buyer shall not assume, pay or be liable for any liability or obligation of Seller of any kind or nature at any time existing or asserted, whether, known, unknown, fixed, contingent or otherwise, not specifically assumed herein by Buyer, including, without limitation, any liability or obligation relating to, resulting from or arising out of (i) the Excluded Assets, including, without limitation, the Excluded Contracts, (ii) the employees of the Business, including, without limitation, any obligation to provide any amounts due to the employees under any pension, profit sharing or similar plan, bonus or other compensation plan, or related to vacation or other similar employee benefits, or (iii) any fact existing or event occurring prior to the Closing Date or relating to the operation of the Business prior to the Closing Date. The liabilities which are not assumed by Buyer under this Agreement are hereinafter sometimes referred to as the "Excluded Liabilities."

          (c)  Employees, Wages and Benefits.
               -----------------------------

               (i) Seller shall terminate all of its employees effective as of the Closing Date and Buyer shall not assume or have any obligations or liabilities with respect to such employees or such terminations, including, without limitation, any severance obligation. Seller acknowledges and agrees that Buyer has the right to interview and discuss employment terms and issues with such employees prior to and after the Closing.

               (ii) Buyer specifically reserves the right, on or after the Closing Date, to employ or reject any of Seller's employees or other applicants in its sole and absolute discretion; provided that Buyer shall
                                                     --------
     provide to Seller a list of employees to whom Buyer intends to offer employment as of the Closing Date. Nothing in this Agreement shall be construed as a commitment or obligation of Buyer to accept for employment, or otherwise continue the employment of, any of Seller's employees, and no employee shall be a third-party beneficiary of this Agreement.

               (iii) Seller shall pay all wages, salaries, commissions, and the cost of all fringe benefits provided to its employees which shall have become due for work performed as of and through the day preceding the Closing Date, and Seller shall collect and pay all Taxes in respect of such wages, salaries, commissions and benefits.

               (iv) Seller acknowledges and agrees that Buyer shall not acquire any rights or interests of Seller in, or assume or have any obligations or liabilities of Seller under, any benefit plans maintained by, or for the benefit of any employees of Seller prior to the Closing Date, including, without limitation, obligations for severance or vacation accrued but not taken as of the Closing Date.

     1.4  The Closing.  The transactions contemplated by this Agreement shall
          -----------
take place at a closing (the "Closing") to be held at 10:00 a.m., local time, at the offices of Stedman, Fershee & Fershee LLP, on July 31, 1998 or at such other time and place as shall be mutually agreed upon in writing by Buyer and Seller (the "Closing Date").

     1.5  Purchase Price.  In consideration of the sale by Seller to Buyer of
          --------------
the Assets, and subject to the assumption by Buyer of the Assumed Liabilities and satisfaction of the conditions contained herein, Buyer shall pay to Seller at the Closing an amount (as adjusted in accordance with Section 1.6 below, the "Purchase Price") equal to $4,050,000 as follows:

          (a) Buyer shall deliver the sum of $3,645,000 to Seller by bank wire transfer pursuant to payment instructions delivered by Seller to Buyer at least two (2) business days prior to the Closing; and

          (b) Buyer shall deposit the sum of $405,000 (the "Escrow Deposit") with Old Kent Bank as Escrow Agent under the Escrow Agreement in the form attached hereto as

Exhibit A (the "Escrow Agreement"). The Escrow Deposit shall be held,
---------
administered and distributed in accordance with the terms of the Escrow Agreement, and shall be Buyer's exclusive remedy for any indemnification claims made pursuant to Section 10 hereof.

     1.6  Adjustments to Purchase Price.  The Purchase Price shall be adjusted
          -----------------------------
at the Closing in the manner set forth below:

          (a) The Purchase Price shall be decreased by the amount of any and all Deferred Revenue at the time of the Closing the liability of providing service for which Buyer has agreed to assume hereunder. For purposes hereof, "Deferred Revenue" shall mean all of Seller's customer accounts sold on a prepaid basis whereby Seller has received revenue in connection with services to be fulfilled in the future, including monthly billing in advance, and shall be calculated from the Closing Date until the expiration of the applicable account term; and

          (b) The Purchase Price shall be decreased by the amount of any accounts receivable for customer accounts with outstanding balances sixty (60) days or more as of ten (10) days prior to the Closing Date.

     1.7  Purchase Price Allocation.  At least ten (10) days prior to the
          -------------------------
Closing, Buyer and Seller shall agree on the allocation of the Purchase Price as set forth on Schedule 1.7 attached hereto. Such allocation shall be binding
             ------------
upon Buyer and Seller for all purposes (including financial accounting purposes, financial and regulatory reporting purposes and tax purposes). Buyer and Seller each further agrees to file its Federal income tax returns and its other tax returns reflecting such allocation, Form 8594 and any other reports required by
Section 1060 of the Code.

     1.8  Records and Contracts.  To the extent not previously provided to
          ---------------------
Buyer, at the Closing, Seller shall deliver to Buyer all of the Contracts, with such assignments thereof and consents to assignments as are necessary to assure Buyer of the full benefit of the same. Seller shall also deliver to Buyer at the Closing all of Seller's files and records constituting Assets.

     1.9  Further Assurances.  Seller, from time to time after the Closing at
          ------------------
the request of Buyer and without further consideration, shall execute and deliver further instruments of transfer and assignment and take such other action as Buyer may reasonably require to more effectively transfer and assign to, and vest in, Buyer the Assets free and clear of all Liens (as defined in Section 2.8).

     1.10 Sales and Transfer Taxes.  All sales, transfer, use, recordation,
          ------------------------
documentary, stamp, excise taxes, fees and duties (including any real estate transfer taxes) under applicable law incurred in connection with this Agreement or the transactions contemplated thereby will be borne and paid by Seller, and Seller shall promptly reimburse Buyer for the payment of any such tax, fee or duty which Buyer is required to make under applicable law.

     1.11  Transfer of Subject Assets.  At the Closing, Seller shall deliver or
           --------------------------
cause to be delivered to Buyer good and sufficient instruments of transfer transferring to Buyer title to all of the Assets, together with all required consents. Such instruments of transfer (a) shall contain appropriate warranties and covenants which are usual and customary for transferring the type of property involved under the laws of the jurisdictions applicable to such transfers, (b) shall be in form and substance reasonably satisfactory to Buyer and its counsel, (c) shall effectively vest in Buyer good and marketable title to all of the Assets free and clear of all Liens, and (d) where applicable, shall be accompanied by evidence of the discharge of all Liens against the Assets.

SECTION 2. REPRESENTATIONS AND WARRANTIES OF SELLER. In order to induce Buyer to enter into this Agreement, Seller hereby represents and warrants to Buyer as follows:

     2.1   Organization.
           ------------

           (a) Seller is a corporation duly organized, validly existing and in good standing under the laws of Michigan, with full power and authority to own or lease its properties and to conduct its business in the manner and in the places where such properties are owned or leased or such business is currently conducted or proposed to be conducted. Seller is duly qualified to do business in the state of its organization, and is not required to be licensed or qualified to conduct its business or own its property in any other jurisdiction.

           (b) Seller has no subsidiaries and does not own any securities issued by any other business organization or governmental authority, except U.S. Government securities, bank certificates of deposit and money market accounts acquired as short-term investments in the ordinary course of its business. Seller does not own or have any direct or indirect interest in or control over any corporation, partnership, joint venture or entity of any kind.

     2.2   Required Action.  All actions and proceedings necessary to be taken
           ---------------
by or on the part of Seller in connection with the transactions contemplated by this Agreement have been duly and validly taken, and this Agreement and each other agreement, document and instrument to be executed and delivered by or on behalf of Seller pursuant to, or as contemplated by, this Agreement (collectively, the "Seller Documents") has been duly and validly authorized, executed and delivered by Seller. Seller has full right, authority, power and capacity to execute and deliver this Agreement and each other Seller Document and to carry out the transactions contemplated hereby and thereby. This Agreement and each other Seller Document constitutes, or when executed and delivered will constitute, the legal, valid and binding obligation of Seller enforceable in accordance with its respective terms.

     2.3   No Conflicts.  The execution, delivery and performance by Seller of
           ------------
this Agreement and each other Seller Document does not and will not (a) violate any provision of the organizational documents or by-laws of Seller, in each case as amended to date, (b) constitute a violation of, or conflict with or result in any breach of, acceleration of any obligation under, right of termination under, or default under, any agreement or instrument to which Seller is a party or by which Seller or the Assets is bound,
(c) violate any judgment, decree, order, statute, rule or regulation applicable to Seller or the Assets, (d) require Seller to obtain any approval, consent or waiver of, or to make any filing with, any person or entity (governmental or otherwise) that has not been obtained or made or (e) result in the creation or imposition of any Lien on any of the Assets.

     2.4  Taxes.
          -----

          (a) Seller has paid or caused to be paid all federal, state, local, foreign and other taxes, including, without limitation, income taxes, estimated taxes, alternative minimum taxes, excise taxes, sales taxes, use taxes, value-added taxes, gross receipts taxes, franchise taxes, capital stock taxes, employment and payroll-related taxes, withholding taxes, stamp taxes, transfer taxes, windfall profit taxes, environmental taxes and property taxes, whether or not measured in whole or in part by net income, and all deficiencies, or other additions to tax, interest, fines and penalties owed by it (collectively, "Taxes"), required to be paid by it through the date hereof whether disputed or not.

          (b) Neither the Internal Revenue Service nor any other governmental authority is now asserting or, to the knowledge of Seller, threatening to assert against Seller any deficiency or claim for additional Taxes and, no event has occurred which could impose on Buyer any liability for any Taxes due or to become due from Seller by any taxing authority.

          (c) There has not been any audit of any tax return applicable to Seller or the Assets, no audit of any tax return applicable to Seller or the Assets is in progress, and Seller has not been notified by any tax authority that any such audit is contemplated or pending.

     2.5  Compliance with Laws.  Seller's operation of the Business and the
          --------------------
Assets is in compliance in all material respects with all applicable statutes, ordinances, orders, rules and regulations promulgated by any federal, state, municipal or other governmental authority (including the Federal Communications Commission), and Seller has not received notice of a violation or alleged violation of any such statute, ordinance, order, rule or regulation.

     2.6  Insurance.  The tangible Assets are insured to the extent disclosed in
          ---------
Schedule 2.6, and all insurance policies and arrangements of Seller in effect as
------------
of the date hereof are disclosed in said Schedule. Said insurance policies and arrangements are in full force and effect, all premiums with respect thereto are currently paid, and Seller is in compliance in all material respects with the terms thereof. Said insurance is adequate and customary for the business engaged in by Seller and is sufficient for compliance by Seller with all requirements of law and all agreements and leases to which Seller is a party.

     2.7  Contracts.  The Contracts constitute all leases, contracts and
          ---------
arrangements, whether oral or written, under which Seller is bound or to which Seller is a party which relate to the Business or Assets. Schedule 1.1(b)
                                                           ---------------
attached hereto contains a true, correct and
complete list of all Contracts. Each Contract is valid, in full force and effect and binding upon Seller and the other parties thereto in accordance with its terms. Neither Seller nor, to Seller's knowledge, any other party is in default under or in arrears in the performance, payment or satisfaction of any agreement or condition on its part to be performed or satisfied under any Contract, nor does any condition exist that with notice or lapse of time or both would constitute such a default, and no waiver or indulgence has been granted by any party under any Contract. Seller has not received notice of, and has no knowledge of, any fact which would result in a termination, repudiation or breach of any Contract. Except as set forth on Schedule 2.7 attached hereto,
                                               ------------
Seller has provided Buyer with true and complete copies of all of such Contracts. Schedule 2.7 attached hereto contains a true, correct and complete of
           ------------
any Contract that the Seller has not provided Buyer with copy thereof (individually, "Missing Contract" and collectively "Missing Contracts") and such Schedule contains an true, correct and complete description of the material terms each such Missing Contract.

     2.8   Title.  Seller has good and marketable title to all of the Assets
           -----
free and clear of all mortgages, pledges, security interests, charges, liens, restrictions and encumbrances of any kind (collectively, "Liens") whatsoever. Upon the sale, assignment, transfer and delivery of the Assets to Buyer hereunder and under the Seller Documents, there will be vested in Buyer good, marketable and indefeasible title to the Assets, free and clear of all Liens. The Assets include all of the assets and properties (i) held for use by Seller to conduct the Business as presently conducted and (ii) necessary for Buyer to operate the Business in the same manner as such business is currently operated by Seller. All of the tangible Assets are in good repair, have been well maintained and are in good operating condition, and do not require any material modifications or repairs.

     2.9   No Litigation.  Seller is not now involved in nor, to the best
           -------------
knowledge of Seller, is Seller threatened to be involved in any litigation or legal or other proceedings related to or affecting the Business or any Asset. Seller has not been operating the Business under, and the Business is not subject to, any order, injunction or decree of any court of federal, state, municipal or other governmental department, commission, board, agency or instrumentality.

     2.10  Labor Matters.  Seller does not have any employment contract,
           -------------
collective bargaining or other labor agreement, any agreement containing severance or termination pay arrangements, deferred compensation agreement, pension or retirement plan, bonus or profit-sharing plan, stock option or purchase plan or other non-terminable (whether with or without penalty) arrangement, group insurance, group hospitalization or other employee benefit plan, in each case relating to any employees of the Business.

     2.11  Financial Statements.   Attached hereto as Schedule 2.11 are copies
           --------------------                       -------------
of the balance sheet of Seller as at June 30, 1998 (the "Base Balance Sheet") and the statements of income and expense of Seller for the six months ended June 30, 1998 (collectively the "Financial Statements"). The Financial Statements have been prepared in accordance with generally accepted accounting principles applied consistently during the periods covered thereby (except for the absence of footnotes with respect to unaudited financials), are complete and correct and present fairly and accurately the financial condition of the Business at the dates of said statements and the results of operations of the Business for the periods covered thereby. As of the date of the Base Balance Sheet (the "Base Balance Sheet Date"), Seller had no liabilities or obligations of any kind with respect to the Business, whether accrued, contingent or otherwise, that are not disclosed and adequately reserved against in the Base Balance Sheet.

    2.12  Business Since the Base Balance Sheet Date.  Since the Base Balance
          ------------------------------------------
Sheet Date:

          (a) there has been no material adverse change in the Business or in the Assets, operations or financial condition of the Business;

          (b) the Business has, in all material respects, been conducted in the ordinary course of business and in substantially the same manner as it was conducted before the date of the Base Balance Sheet Date;

          (c) there has not been any material obligation or liability (contingent or other) incurred by Seller with respect to the Business, whether or not incurred in the ordinary course of business;

          (d) there has not been any purchase, sale or other disposition, or any agreement or other arrangement, oral or written, for the purchase, sale or other disposition, of any material properties or assets of the Business, whether or not in the ordinary course of business;

          (e) there has not been any damage, destruction or loss, whether or not covered by insurance, adversely affecting the Business or Assets; and

          (f) there has not been any change in the collection, payment and accounting policies of the Business.

    2.13  Licenses.  As of the date of this Agreement, Seller is the holder of
          --------
all licenses and authorizations with respect to the Business (the "Authorizations"). The Authorizations constitute all of the licenses and authorizations required for operation of the Business as now operated. All of the Authorizations are in full force and effect and no licenses, permits or authorizations of any governmental department or agency are required for the operation of the Business which have not been duly obtained. As of the date hereof, there is not pending or, to the knowledge of Seller, threatened any action by or before any governmental agency to revoke, cancel, rescind or modify any of the Authorizations, and there is not now issued or outstanding or, to the knowledge of Seller, pending or threatened any order to show cause, notice of violation, notice of apparent liability, or notice of forfeiture or complaint against Seller with respect to the Business.

    2.14  Approvals; Consents.  Except as set forth on Schedule 2.14 attached
          -------------------                          -------------
hereto, no approval, consent, authorization or exemption from or filing with any person or entity not a party to this Agreement is required to be obtained or made by Seller in connection with the execution and delivery of this Agreement and the Seller Documents and the consummation of the transactions contemplated hereby and thereby.

    2.15  Customers and Suppliers.  Seller's relations with its customers and
          -----------------------
suppliers, including its Subscribers, are good and there are not pending or, to Seller's knowledge, threatened claims or controversies with any customer or suppliers that is material to the Assets or the Business.

    2.16  Subscribers.  Schedule 2.16(a) attached hereto sets forth, as of the
          -----------   ----------------
date hereof, the Subscribers of the Business as listed by class, type and billing plan. As of the Closing Date, the Business will have no fewer than 8,150 Dial-up Subscribers, 30 Dedicated Subscribers and 200 Web-hosting accounts (in addition to the Excluded Subscribers), all as set forth on Schedule 2.16(a)
                                                               ----------------
attached hereto. For purposes of this Agreement, the terms "Subscriber" shall mean any active subscriber to Internet services offered by Seller in the Business who has subscribed to a service for at least one month and has paid at least one bill, including, without limitation, any person who receives dial-up Internet access or e-mail service through the Business (a "Dial-up Subscriber") and any person who receives Internet access from Seller offering higher data transmission rates than available from dial-up access (a "Dedicated Subscriber"); provided, however, that "Subscriber" shall not include any person
              --------  -------
who is (i) more than sixty (60) days delinquent in payment of such person's bill for such services provided by the Business and (ii) any person receiving complimentary Internet services or Internet services at a promotional discounted rate. Set forth on Schedule 2.16(b) attached hereto is a listing of all such
                   -----------------
accounts which receive complimentary Internet services or Internet services at a promotional discounted rate.

    2.17  Brokers.  Seller has not retained any broker or finder or other person
          -------
who would have any valid claim against any of the parties to this Agreement for a commission or brokerage fee in connection with this Agreement or the transactions contemplated hereby.

    2.18  Collectibility of Accounts Receivable.  All of the Accounts Receivable
          -------------------------------------
of Seller are or will be as of the Closing Date bona fide, valid and enforceable claims, subject to no setoff or counterclaim and to Seller's knowledge are collectible in accordance with their terms. Seller has no accounts or loans receivable from any person, firm or corporation which is affiliated with Seller or from any director, officer or employee of Seller, or from any of their respective spouses or family members.

    2.19  Patents, Trade Names, Trademarks, Copyrights and Proprietary Rights.
          -------------------------------------------------------------------
All patents, patent applications, trade names, trademarks, trademark registration applications, copyrights, copyright registration applications, software, domain names and other proprietary rights and intellectual property owned by or licensed to Seller and used or held for use in the Business as presently conducted or contemplated (the "Proprietary Rights") are listed in

Schedule 2.19 attached hereto.  Except as set forth in Schedule 2.19, use of the
-------------                                          -------------
Proprietary Rights does not require the consent of any other person and the same are freely transferable (except as otherwise provided by law). Seller has exclusive ownership or exclusive license to use all Proprietary Rights free and clear of any Liens, Seller's use of the Proprietary Rights does not infringe any patents, trade names, trademarks or other proprietary rights of others and none of the Proprietary Rights is being infringed by any other person.

     2.20  Absence of Restrictions.  Seller has not entered into any other
           -----------------------
agreement or arrangement with any other party with respect to the sale, transfer or any other disposition or encumbrance of the Business or the Assets.

     2.21  Disclosure.  The representations, warranties and statements contained
           ----------
in this Agreement and in the certificates, exhibits and schedules delivered by Seller to Buyer pursuant to this Agreement do not contain any untrue statement of a material fact, and, when taken together, do not omit to state a material fact required to be stated therein or necessary in order to make such representations, warranties or statements not misleading in light of the circumstances under which they were made. There are no facts known to Seller which presently or may in the future have a material adverse affect on the business, properties, prospects, operations or condition of the Business or the Assets which has not been specifically disclosed herein or in a Schedule furnished herewith, other than general economic conditions affecting the Internet services industry generally.

SECTION 3. REPRESENTATIONS AND WARRANTIES OF BUYER. As a material inducement to Seller entering into this Agreement, Buyer hereby represents and warrants to Seller as follows:

     3.1   Organization.  Buyer is a corporation duly organized, validly
           ------------
existing and in good standing under the laws of the State of Michigan. Buyer has all requisite power and authority to conduct its business as it is now conducted and to own, lease and operate its properties and assets.

     3.2   Required Action.  All actions and proceedings necessary to be taken
           ---------------
by or on the part of Buyer in connection with the transactions contemplated by this Agreement have been duly and validly taken, and this Agreement and each other agreement, document and instrument to be executed and delivered by or on behalf of Buyer pursuant to, or as contemplated by, this Agreement (collectively, the "Buyer Documents") has been duly and validly authorized, executed and delivered by Buyer. Buyer has full right, authority, power and capacity to execute and deliver this Agreement and each other Buyer Document and to carry out the transactions contemplated hereby and thereby. This Agreement and each other Buyer Document constitutes, or when executed and delivered will constitute, the legal, valid and binding obligations of Buyer enforceable in accordance with its respective terms.

     3.3   No Conflicts.  The execution, delivery and performance by Buyer of
           ------------
this Agreement and each other Buyer Document does not and will not (a) violate any provision of the Articles of Incorporation or by-laws of Buyer, as amended to date, (b) constitute a violation of, or conflict with or result in any breach of, acceleration of any obligation under, right of termination under, or default under, any agreement or instrument to which Buyer is a party or by which it is bound, (c) violate any judgment, decree, order, statute, rule or regulation applicable to Buyer, (d) require Buyer to obtain any approval, consent or waiver of, or to make any filing with, any person or entity (governmental or otherwise) that has not been obtained or made. The officers who execute this Agreement and the other Buyer Documents contemplated hereby on behalf of Buyer have and shall have all requisite power to do so in the name of and on behalf of Buyer.

SECTION 4. COVENANTS OF SELLER. Seller covenants and agrees that, from the date hereof until consummation of the transactions contemplated hereby at the Closing, Seller shall:

     4.1   Access to Premises and Records.  Seller shall give Buyer and its
           ------------------------------
representatives, at reasonable times and with reasonable prior notice, free access to the properties, books and records of the Business and to the Assets and will furnish to Buyer and its representatives such information regarding the Business and the Assets as Buyer or its representatives may from time to time reasonably request in order that Buyer may have full opportunity to make a diligent investigation consistent with this Agreement. In addition to, and not in limitation of the foregoing, Seller shall provide Buyer with access to and copies of the records of all: (a) Accounts Receivable, (b) Subscriber billing,
(c) pre-paid accounts, (d) accounts for which no remuneration is received by Seller and (e) general reports with respect to each category of service provided by the Business.

     4.2   Continuity and Maintenance of Operations of the Business.  Except as
           --------------------------------------------------------
to actions which Buyer has been advised and to which Buyer has consented to in writing, and except as specifically permitted or required by this Agreement, Seller shall:

           (a) Operate the Business in the ordinary course consistent with past practices, use its commercially reasonable efforts to keep available the services of the employees who are involved in the operation of the Business, and use reasonable best efforts to preserve any beneficial business relationships with Subscribers, customers, suppliers and others having business dealings with Seller relating to the Business;

           (b) Use and operate the Assets in a manner consistent with past practice and maintain the Assets in good operating condition;

           (c) Maintain adequate inventories of spare Equipment consistent with past practices;

           (d) Maintain insurance upon the Assets in such amounts and types as in effect on the date of this Agreement as set forth in Schedule 2.6 attached
                                                        ------------
hereto;

          (e) Keep all of its business books, records and files in the ordinary course of business in accordance with past practices, and provide Buyer with access thereto upon its reasonable request;

          (f) Continue to implement its procedures for disconnection and discontinuance of service to subscribers whose accounts are delinquent in accordance with those in effect on the date of this Agreement;

          (g) Perform and comply in all material respects with the terms of the Contracts and keep such Contracts in full force and effect; and

          (h) Preserve the goodwill of the Business.

     4.3  Negative Covenants.  Seller shall not, without the prior written
          ------------------
consent of Buyer:

          (a) Sell, transfer, lease, assign or otherwise dispose of, or agree to sell, transfer, lease, assign or otherwise dispose of, any Assets;

          (b) Enter into any contract or commitment for the acquisition of goods or services relating to the Business (other than in the ordinary course of business) or which otherwise obligates Seller to perform in full or in part beyond the Closing Date;

          (c) Hire any new employees or enter into any employment arrangements or otherwise increase the salary or compensation of any existing employees;

          (d) Renegotiate, modify, amend or terminate any Contract;

          (e) Create, assume, or permit to exist, or agree to incur, assume or acquire, any Lien, claim or liability on the Assets;

          (f) Make any modifications or changes to the existing rate schedules or product offerings in effect with respect to the Business;

          (g) Offer or employ any sales discounts, free services or other marketing practices or promotions other than routine advertising standard in the industry;

          (h) Take any actions or permit its employees and agents to take any actions which would materially interfere with or preclude the transactions contemplated by this Agreement; and

          (i) Cause or permit the provision for any new and material pension, retirement or other employment benefits for employees who perform services in connection with the conduct of the Business or any material increase in any existing benefits (other than as required by law).

     4.4  Consents.  Seller will use its reasonable best efforts to obtain, as
          --------
soon as practicable and at its expense, the consent of all third parties under the Contracts for which the prior approval of such third party is required pursuant to the terms of the Contract, in form and substance reasonably satisfactory to Buyer; provided, however, that "reasonable best efforts" for
                       --------  -------
this purpose shall not require Seller to undertake extraordinary or unreasonable measures to obtain such approvals and consents, including, without limitation, the initiation or prosecution of legal proceedings or the payment of fees in excess of customary filing and processing fees.

     4.5  Notification of Certain Matters.  Seller shall promptly notify Buyer
          -------------------------------
of (i) any fact, event, circumstances or action the existence or occurrence of which would cause any of Seller's representations or warranties under this Agreement, or the disclosures in any schedules or exhibits attached hereto, not to be true in any material respect and (ii) any failure on its part to comply with or satisfy in any material respect any covenant, condition or agreement to be complied with or satisfied by it under this Agreement. Seller shall promptly notify buyer in writing of the assertion, commencement or threat of any claim, litigation, proceeding or investigation in which Seller is a party or in which the Assets or Business may be affected and which could reasonably be expected to be material or which relates to the transactions contemplated hereby.

     4.6  Adverse Change.  Seller shall promptly notify Buyer in writing of any
          --------------
materially adverse developments affecting the Assets or the Business which become known to Seller, including, without limitation, (i) any damage, destruction or loss (whether or not covered by insurance) materially and adversely affecting any of the Assets or the Business, (ii) any material notice of violation, forfeiture or complaint under any material Contract, or (iii) anything which, if not corrected prior to the Closing Date, would prevent Seller from fulfilling any condition to Closing described in Section 6 hereof.

     4.7  No Solicitation.  Seller shall not, and Seller shall cause its
          ---------------
officers, employees, stockholders, agents and representatives (including, without limitation, any investment banker, attorney or accountant retained by Seller) and all other employees who perform services with respect to the operation of the Business not to, initiate, solicit or encourage, directly or indirectly, any inquiries or the making of any proposal with respect to the Assets or the Business, or engage in any negotiations concerning, or provide to any other person any information or data relating to, the Business, the Assets or Seller for the purpose of, or have any discussions with, any person relating to, or otherwise cooperate in any way with or assist or participate in, facilitate or encourage, any inquiries or the making of any proposal which constitutes, or may reasonably be expected to lead to, any effort or attempt by any other person to seek or effect a transaction, or enter into a transaction with any person or persons, other than Buyer, concerning the possible sale of the Assets or Business, or the capital stock of

Seller. Seller shall promptly inform Buyer of any such inquiries or proposals and provide all pertinent documentation related thereto.

     4.8  Cooperation.  Seller shall use its reasonable best efforts to take all
          -----------
steps within its power and will cooperate with Buyer to cause to be fulfilled those of the conditions to Buyer's obligations to consummate the transactions contemplated by this Agreement that are dependent upon its actions, and to execute and deliver such instruments and take such other reasonable actions as may be necessary or appropriate in order to carry out the intent of this Agreement and consummate the transactions contemplated hereby. Without limiting the foregoing, Seller shall cooperate with all reasonable requests of Buyer and its counsel in connection with Buyer's due diligence investigation of the Business and Assets.

     4.9  Expenses.  Seller shall bear its own expenses incurred in connection
          --------
with the negotiation and preparation of this Agreement and in connection with all obligations required to be performed by it under this Agreement.

     4.10 Financial Information.  Seller shall, as promptly as practical after
          ---------------------
such information become available, deliver to Buyer copies of Seller's monthly unaudited financial statements, in form and presentation as is reasonably acceptable to Buyer.

     4.11 Consummation of Agreement.  Subject to the provisions of Section 8 of
          -------------------------
this Agreement: (a) Seller shall use its reasonable best efforts to fulfill and perform all conditions and obligations on its part to be fulfilled and performed under this Agreement, and to cause the transactions contemplated by this Agreement to be fully carried out on or before July 31, 1998; and (b) Seller shall not take any action or omit to take any action that would or could reasonably be expected to (i) result in any of the representations and warranties of Seller being or becoming untrue in any respect that would cause
Section 6.1 not to be satisfied, (ii) result in any conditions to Closing set forth in Section 6 of this Agreement not to be satisfied, or (iii) result in a material violation of any provision of this Agreement.

     4.12 Confidentiality.  Seller agrees that it and its representatives will
          ---------------
hold in strict confidence, and will not use, any confidential or proprietary data or information obtained from Buyer with respect to its business or financial condition except for the purpose of evaluating, negotiating and completing the transactions contemplated hereby. Information generally known in Buyer's industry or which has been disclosed to Seller by third parties which have a right to do so shall not be deemed confidential or proprietary information for purposes of this Agreement. If the transactions contemplated by this Agreement are not consummated, Seller will return, and cause its respective officers, members, agents and representatives to return, to Buyer (or certify that they have destroyed) all copies of such data and information made available to Seller (and its officers, members, agents and representatives) in connection with the transaction.

     4.13 Employees.  Seller shall provide to Buyer, at least five (5) business
          ---------
days prior to Closing, a list of the employees of Seller in connection with the Business, including the name, date of hire and wages of such employees, and such list will be attached hereto as Schedule 4.13.
   -------------

SECTION 5. COVENANTS OF BUYER. Buyer covenants and agrees that, from the date hereof until consummation of the transactions contemplated hereby at the Closing, Buyer shall:

     5.1  Cooperation.  Buyer shall use its reasonable best efforts to take all
          -----------
steps within its power and will cooperate with Seller, to cause to be fulfilled those of the conditions to Seller's obligations to consummate the transactions contemplated by this Agreement that are dependent upon its actions and to execute and deliver such instruments and take such other reasonable actions as may be necessary or appropriate in order to carry out the intent of this Agreement and consummate the transactions contemplated hereby.

     5.2  Notification of Certain Matters.  Buyer shall promptly notify Seller
          -------------------------------
of any fact, event, circumstances or action the existence or occurrence of which would cause Buyer's representations or warranties under this Agreement not to be true in any material respect.

     5.3  Expenses.  Buyer shall bear its own expenses incurred in connection
          --------
with the negotiation and preparation of this Agreement and in connection with all obligations required to be performed by it under this Agreement, except where specific expenses have been otherwise allocated by the provisions of this Agreement, including, without limitation, the expenses of Rampart & Associates, which shall be paid by Buyer at Closing.

     5.4  Consummation of Agreement.  Subject to the provisions of Section 8 of
          -------------------------
this Agreement: (a) Buyer shall use its reasonable best efforts to fulfill and perform all conditions and obligations on its part to be fulfilled and performed under this Agreement, and to cause the transactions contemplated by this Agreement to be fully carried out on or before July 31, 1998; and (b) Buyer shall not take any action or omit to take any action that would or could reasonably be expected to (i) result in any of the representations and warranties of Buyer set forth in this Agreement being or becoming untrue in any respect that would cause Section 7.1 not to be satisfied, (ii) result in any condition to the Closing set forth in Section 7 not being satisfied, or (iii) result in a material violation of any provision of this Agreement.

     5.5  Confidentiality.  Buyer agrees that it and its representatives will
          ---------------
hold in strict confidence, and will not use, any confidential or proprietary data or information obtained from Seller with respect to its business or financial condition except for the purpose of evaluating, negotiating and completing the transactions contemplated hereby. Information generally known in Seller's industry or which has been disclosed to Buyer by third parties which have a right to do so shall not be deemed confidential or proprietary information for purposes of this Agreement. If the transactions contemplated by this Agreement are not consummated, Buyer will return, and cause its respective officers, members, agents and representatives to return, to Seller (or certify that they have destroyed) all copies of such data and information made available to Buyer (and its officers, members, agents and representatives) in connection with the transaction.

SECTION 6. CONDITIONS PRECEDENT TO OBLIGATION OF BUYER. Buyer's obligation to consummate the transactions contemplated by this Agreement is subject to the satisfaction, on or prior to the Closing Date, of each of the following conditions, unless otherwise waived by Buyer in writing:

     6.1  Accuracy of Representations and Warranties.  The representations and
          ------------------------------------------
warranties of Seller contained in this Agreement shall be true and correct in all material respects at the Closing Date with the same effect as though made at such time and the representations and warranties of Seller contained in this Agreement which are qualified by materiality shall be true and correct in all respects as of the Closing Date with the same effect as though made at such time.

     6.2  Performance of Agreements and Deliveries.  Seller shall have performed
          ----------------------------------------
in all material respects all of its covenants, agreements and obligations under this Agreement which are to be performed or complied with by Seller prior to or upon the Closing Date and shall have delivered all documents and items required to be delivered at or prior to the Closing, including, without limitation:

          (a) A certificate, dated the Closing Date, from the President of Seller to the effect that the conditions set forth in Sections 6.1 and 6.2 have been satisfied;

          (b) A certificate, dated the Closing Date, from Seller's Secretary as to the charter, by-laws, authority and the incumbency of all officers executing the Seller Documents on behalf of Seller;

          (c) A certified copy of Seller's Articles of Incorporation from the Secretary of State of the State of Michigan;

          (d) A certificate of good standing from the Secretary of State of the State of Michigan; and

          (e) Such other certificates and instruments reasonably requested by Buyer.

     6.3  No Material Adverse Effect.  None of the schedules, documents or other
          --------------------------
information to be furnished by Seller to Buyer pursuant to this Agreement, shall disclose any fact, circumstance or matter, or any change in or development in connection with any matter disclosed in the original schedules or documents previously delivered by Seller to Buyer, which has, or could reasonably be expected to have, a material adverse effect on the Assets or on the Business; and there shall have been no other changes or developments affecting either the Assets or the Business since the Base Balance Sheet Date which have, or could reasonably be expected to have, a material adverse effect.

     6.4  Asset Transfer.  Seller shall have delivered to Buyer the following
          --------------
instruments of transfer and assignment in accordance with the provisions hereof, transferring to Buyer all of Seller's right, title and interest in and to the Assets, free and clear of all Liens:

          (a)  A Bill of Sale in the form attached hereto as Exhibit B;
                                                             ---------

          (b) An Assignment and Assumption Agreement in the form attached hereto as Exhibit C;
          ---------

          (c) An Assignment of Trademarks in the form attached hereto as Exhibit D;
----------

          (d)  A Domain Name Assignment in the form attached hereto as Exhibit
                                                                       --------
E; and
--

          (e)  Such other instruments of transfer reasonably requested by Buyer.

     6.5  Assignment of Contracts.  All Contracts shall have been duly and
          -----------------------
validly assigned to Buyer by Seller, and all consents and approvals required in connection with the consummation of the transactions contemplated hereby under any Contract shall have been obtained without conditions materially and adversely affecting Buyer and which do not require Buyer to pay money to any party to any such contract in excess of amounts required to be so paid pursuant to the terms and conditions thereof. All such Contracts shall remain in full force and effect and shall not have been amended, modified or repudiated in any material respect by either party thereto. Neither Seller nor, to the best knowledge of Seller, the other party thereto, shall have breached or defaulted under any Contract. Seller shall not have received notice of or have knowledge of any fact which could result in the termination, repudiation or breach of any Contract.

     6.6  Escrow Agreement.  Seller shall have executed and delivered to Buyer
          ----------------
the Escrow Agreement and such Escrow Agreement shall be in full force and effect.

     6.7  Non-competition Agreement.  Seller and each of Messrs. Charles Scott
          -------------------------
and James Cook shall have executed and delivered to Buyer a Non-competition Agreement in substantially the form attached hereto as Exhibit F (the "Non-
                                                       ---------
competition Agreement"), and such Non-competition Agreement shall be in full force and effect.

     6.8  Employment Agreement.  David Scott shall have executed and delivered
          --------------------
to Buyer the Employment Agreement in substantially the form attached hereto as Exhibit G (the "Employment Agreement"), and such Employment Agreement shall be
---------
in full force and effect.

     6.9  Name Change.  Seller shall have filed with the Secretary of State of
          -----------
Michigan, and any other applicable jurisdiction, a certificate effecting the change in Seller's corporate name.

     6.10 Release of Liens.  Seller shall have obtained and delivered to Buyer
          ----------------
at or prior to the Closing instruments (including UCC-3 termination statements) releasing any and all Liens on the Assets.

     6.11 Revenues; Subscribers.  Seller shall have delivered to Buyer (i)
          ---------------------
Assets resulting in at least $165,000 in monthly revenues (exclusive of revenues derived from the Excluded Assets) and (ii) at least 8,150 Dial-up Subscribers, 30 Dedicated Subscribers and 200 Web-hosting accounts and Seller shall deliver a certificate, dated the Closing Date, from Seller's President and Chief Financial Officer as to such.

     6.12 Opinion of Seller's Counsel.  Buyer shall have received the opinion or
          ---------------------------
opinions of Stedman, Fershee & Fershee LLP, counsel for Seller, dated the Closing Date, substantially in the form of Exhibit H attached hereto.
                                           ---------

SECTION 7. CONDITIONS PRECEDENT TO OBLIGATION OF SELLER. The obligation of Seller to consummate the transactions contemplated by this Agreement is subject to the satisfaction, on or prior to the Closing Date, of the following conditions, unless waived by Seller in writing:

     7.1  Accuracy of Representations and Warranties.  The representations and
          ------------------------------------------
warranties of Buyer contained in this Agreement shall be true and correct in all material respects at the Closing Date with the same effect as though made at such time, and the representations and warranties of Buyer contained in this Agreement which are qualified by materiality shall be true and correct in all respects as of the Closing Date with the same effect as though made at such time.

     7.2  Performance of Agreement and Deliveries.  Buyer shall have performed
          ---------------------------------------
in all material respects all of its covenants, agreements and obligations under this Agreement to be performed or complied with by Buyer prior to or upon the Closing Date and shall have delivered all documents and items required to be delivered at or prior to the Closing, including, without limitation:

          (a) A certificate, dated the Closing Date, from the President of Buyer to the effect that the conditions set forth in Sections 7.1 and 7.2 have been satisfied;

          (b) A certificate, dated the Closing Date, from Buyer's Secretary as to the charter, by-laws, authority and the incumbency of all officers executing the Buyer Documents on behalf of Buyer;

          (c) A certified copy of Buyer's charter from the Secretary of State of the State of Michigan; and

          (d) A certificate of good standing from the Secretary of State of the State of Michigan.

     7.3  Escrow Agreement.  Buyer shall have executed and delivered to Seller
          ----------------
the Escrow Agreement and such Escrow Agreement shall be in full force and effect.

     7.4  Employment Agreement.  Buyer shall have executed the Employment
          --------------------
Agreement and such Employment Agreement shall be in full force and effect.

SECTION 8. TERMINATION.

     8.1  Events of Termination.  This Agreement and the transactions
          ---------------------
contemplated by this Agreement may be terminated at any time prior to the
Closing:

          (a) By the mutual written consent of Buyer and Seller.

          (b) By Seller, if it is not in breach or default hereunder:

              (i) if any representation or warranty of Buyer made herein is untrue in any material respect and such breach is not cured within thirty (30) days of Buyer's receipt of a notice from Seller that such breach exists or has occurred;

              (ii) if Buyer shall have defaulted in any material respect in the performance of any material obligation under this Agreement and such breach is not cured within thirty (30) days of Buyer's receipt of a notice from Seller that such default exists or has occurred; or

              (iii) if the conditions to Seller's obligations to consummate the Closing as set forth in Section 7 cannot reasonably be satisfied or performed on or before August 31, 1998 (unless such failure of satisfaction, non-compliance or non-performance is the result, directly or indirectly, of any action or failure to act on the part of Seller).

          (c) by Buyer, if it is not in breach or default hereunder:

              (i) if any representation or warranty of Seller made herein is untrue in any material respect and such breach is not cured within thirty (30) days of Seller's receipt of a notice from Buyer that such breach exists or has occurred;

              (ii) if Seller shall have defaulted in any material respect in the performance of any material obligation under this Agreement and such breach is not cured within thirty (30) days of Seller's receipt of a notice from Buyer that such default exists or has occurred; or

              (iii) if the conditions to Buyer's obligations to consummate the Closing as set forth in Section 6 cannot reasonably be satisfied or performed on or before August 31, 1998 (unless such failure of satisfaction, non-compliance or non-performance is the result directly or indirectly of any action or failure to act on the part of Buyer).

     8.2  Manner of Exercise.  In the event of the termination of this Agreement
          ------------------
by either Buyer or Seller pursuant to Section 8.1, notice thereof shall forthwith be given to the other party in accordance with the provisions set forth in Section 11 hereto and this Agreement shall terminate and the transactions contemplated hereunder shall be abandoned without further action by Buyer or Seller.

      8.3 Effect of Termination; Liabilities.  In the event of the termination
          ----------------------------------
of this Agreement pursuant to Section 8.1 and prior to the Closing, all obligations of the parties hereunder shall terminate, and neither Seller nor Buyer shall have any further liability hereunder, including for losses, liabilities, obligations, damages, deficiencies, actions, suits, proceedings, demands, assessments, orders, judgments, costs and expenses (including attorneys' fees) of any kind whatsoever; except upon termination of this Agreement pursuant to Sections 8.1(c)(i) and 8.1(c)(ii), Buyer shall be entitled to any remedy which it may have, whether at law or in equity.

SECTION 9. POST-CLOSING COVENANTS; SURVIVAL.

     9.1  Use of Trade Names.  After the Closing Date, neither Seller, nor any
          ------------------
person controlling, controlled by or under common control with Seller will for any reason, directly or indirectly, for itself or any other person, (a) use the name or (b) use or disclose any trade secrets, confidential information, know-how, proprietary information or other intellectual property of Seller transferred pursuant to this Agreement.

     9.2  Post-Closing Transitional Matters.
          ---------------------------------

          (a) For a period of ninety (90) days following the Closing, Seller shall provide, without additional cost to Buyer, such assistance as is reasonably requested by Buyer in order to effect an orderly transition in the ownership and operation of the Assets.

          (b) Web Site Cooperation.  Buyer and Seller shall cooperate to modify
              --------------------
and effect the orderly transition of Seller's Web Site found at www.freeway.net (the "Web Site"). The front page of the Web Site will be modified to inform users regarding changes in access services and will provide links to Buyer's home page.

     9.3  Survival.  All representations, warranties, covenants, agreements and
          --------
indemnities contained in this Agreement, or in any schedule, exhibit, certificate, agreement, document or statement delivered pursuant hereto, are material, shall be deemed to have been relied upon by the parties and, shall survive the Closing regardless of any investigation conducted by or knowledge of any party hereto.

SECTION 10. INDEMNIFICATION.

     10.1 Indemnification by Seller.  Seller hereby agrees to indemnify and hold
          -------------------------
harmless Buyer, its affiliates and its and their respective directors, officers, stockholders, partners, members, employees, and agents (individually, a "Buyer Indemnified Party" and collectively, "Buyer Indemnified Parties"), against and in respect of all losses, liabilities, obligations, damages, deficiencies, actions, suits, proceedings, demands, assessments, orders, judgments, costs and expenses (including the reasonable fees, disbursements and expenses of attorneys and consultants) of any kind or nature whatsoever, to the extent sustained, suffered or incurred by or made against any Buyer Indemnified Party, to the extent based upon, arising out of or in connection with: (A) any breach of any representation or warranty made by Seller in this Agreement or in any schedule, exhibit, certificate, agreement or other instrument delivered pursuant to this Agreement; (B) any breach of any covenant or agreement made by Seller in this Agreement or in any schedule, exhibit, certificate, financial statement, agreement or other instrument delivered pursuant to this Agreement; (C) any claim relating to the operation of the Assets or the Business which arises in connection with or on the basis of events, acts, omissions, conditions or any other state of facts occurring on or existing before the Closing Date; (D) any claim relating to any material deviation from the description of the terms of any Missing Contract listed on Schedule 2.7 attached hereto; and (E) any claim
                               ------------
which arises in connection with any liability or obligation of Seller other than the Assumed Liabilities. Seller's aggregate liability to Buyer under Section 10.1(A) shall not exceed $405,000, and all claims for indemnification by a Buyer Indemnified Party shall initially be made against the Escrow Deposit until the Escrow Deposit is reduced to zero, at which time all claims shall be made directly against Seller.

     10.2 Indemnification by Buyer.  Buyer agrees to indemnify and hold harmless
          ------------------------
Seller and its officers, directors, stockholders, employees and agents (individually, a "Seller Indemnified Party" and collectively, "Seller Indemnified Parties") at all times against and in respect of all losses, liabilities, obligations, damages, deficiencies, actions, suits, proceedings, demands, assessments, orders, judgments, costs and expenses (including the reasonable fees, disbursements and expenses of attorneys and consultants), of any kind or nature whatsoever, to the extent sustained, suffered or incurred by or made against any Seller Indemnified Party, to the extent based upon, arising out of or in connection with: (A) any breach of any representation or warranty made by Buyer in this Agreement or in any schedule, exhibit, certificate, agreement or other instrument delivered pursuant to this Agreement; (B) any breach of any covenant or agreement made by Buyer in this Agreement or in any schedule, exhibit, certificate, agreement or other instrument delivered pursuant to this Agreement; (C) any claim made against Seller which relates to, results from or arises out of Buyer's operation of the Assets or the Business from and after the Closing Date; and (D) the Assumed Liabilities.

     10.3 Notice; Defense of Claims.
          -------------------------

          (a) Notice of Claims.  Promptly after receipt by an indemnified party
              ----------------
Promptly after receipt by an indemnified party of notice of any claim, liability or expense to which the indemnification obligations hereunder would apply, the indemnified party shall give notice thereof in writing to the indemnifying party, but the omission to so notify the indemnifying party promptly will not relieve the indemnifying party from any liability except to the extent that the indemnifying party shall have been prejudiced as a result of the failure or delay in giving such notice. Such notice shall state the information then available regarding the amount and nature of such claim, liability or expense and shall specify the provision or provisions of this Agreement under which the liability or obligation is asserted.

          (b) Third Party Claims.  With respect to third party claims, if within
              ------------------
twenty (20) days after receiving the notice described in clause (a) above the indemnifying party gives (i) written notice to the indemnified party stating that (A) it would be liable under the provisions hereof for indemnity in the amount of such claim if such claim were successful and (B) that it disputes and intends to defend against such claim, liability or expense at its own cost and expense and (ii) provides reasonable assurance to the indemnified party that such claim will be promptly paid in full if required, then counsel for the defense shall be selected by the indemnifying party (subject to the consent of the indemnified party which consent shall not be unreasonably withheld) and the indemnified party shall not be required to make any payment with respect to such claim, liability or expense as long as the indemnifying party is conducting a good faith and diligent defense at its own expense; provided, however, that the assumption of defense of any such matters by the indemnifying party shall relate solely to the claim, liability or expense that is subject or potentially subject to indemnification. The indemnifying party shall have the right, with the consent of the indemnified party, which consent shall not be unreasonably withheld, to settle all indemnifiable matters related to claims by third parties which are susceptible to being settled provided the indemnifying parties' obligation to indemnify the indemnified party therefor will be fully satisfied. The indemnifying party shall keep the indemnified party apprised of the status of the claim, liability or expense and any resulting suit, proceeding or enforcement action, shall furnish the indemnified party with all documents and information that the indemnified party shall reasonably request and shall consult with the indemnified party prior to acting on major matters, including settlement discussions. Notwithstanding anything herein stated, the indemnified party shall at all times have the right to fully participate in such defense at its own expense directly or through counsel; provided, however, if the named parties to the action or proceeding include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate under applicable standards of professional conduct, the expense of separate counsel for the indemnified party shall be paid by the indemnifying party. If no such notice of intent to dispute and defend is given by the indemnifying party, or if such diligent good faith defense is not being or ceases to be conducted, the indemnified party shall, at the expense of the indemnifying party, undertake the defense of (with counsel selected by the indemnified party), and shall have the right to compromise or settle (exercising reasonable business judgment), such claim, liability or expense. If such claim, liability or expense is one that by its nature cannot be defended solely by the indemnifying party, then the indemnified party shall make available all information and assistance that the indemnifying party may reasonably request and shall cooperate with the indemnifying party in such defense.

          (c) Non-Third Party Claims.  With respect to non-third party claims,
              ----------------------
if within twenty (20) days after receiving the notice described in clause (a) above the indemnifying party does not give written notice to the indemnified party that it contests such indemnity, the amount of indemnity payable for such claim shall be as set forth in the indemnified party's notice. If the indemnifying party provides written notice to the indemnified party within such 20-day period that it contests such indemnity, the parties shall attempt in good faith to reach an agreement with regard thereto within thirty (30) days of delivery of the indemnifying party's notice. If the parties cannot reach agreement within such 30-day period, the matter may be submitted by either party for binding arbitration in accordance with the provisions of Section 12.10 hereof.

SECTION 11. NOTICES. All notices and other communications required to be given hereunder, or which may be given pursuant or relative to the provisions hereof, shall be in writing and shall be deemed to have been given when delivered in hand or mailed, postage prepaid, by first class United States mail, certified return receipt requested as follows:

          If to Seller:             Freeway, Inc.
          ------------
                                    325 E. Lake Street, Suite 21
                                    Petoskey, MI 49770
                                    Attn: David Scott

          With a copy to:           Stedman, Fershee & Fershee LLP
                                    331 Bay Street
                                    Petoskey, MI 49770
                                    Attn: Lynn G. Stedman, Esq.

          If to Buyer:              Voyager Information Networks, Inc.
          -----------
                                    4660 S. Hagadorn Road
                                    East Lansing, MI 48823
                                    Attn: Christopher Torto

          With a copy to:           Goodwin, Procter & Hoar LLP
                                    Exchange Place
                                    Boston, Massachusetts  02109
                                    Attn:  David F. Dietz, P.C.

SECTION 12. MISCELLANEOUS.

     12.1 Assignability; Binding Effect.  This Agreement shall not be assignable
          -----------------------------
by Buyer or Seller except with the written consent of the other, except that Buyer may assign its rights hereunder to any affiliate of Buyer. This Agreement shall be binding upon and shall inure to the benefit of, the parties hereto and their respective successors, and assigns.

     12.2 Headings.  The subject headings used in this Agreement are included
          --------
for purposes of convenience only and shall not affect the construction or interpretation of any of its provisions.

     12.3 Amendments; Waivers.  This Agreement may not be amended or modified,
          -------------------
nor may compliance with any condition or covenant set forth herein be waived, except by a writing duly and validly executed by Buyer and Seller or, in the case of a waiver, the party waiving compliance. No delay on the part of any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any waiver on the part of any party of any such right, power or privilege, or any single or partial exercise of any such right, power or privilege, preclude any further exercise thereof or the exercise of any other such right, power or privilege.

     12.4 Bulk Sales Law.  Buyer hereby waives compliance by Seller of any
          --------------
applicable bulk sales law and Seller agrees, to make full and timely payment when due of all amounts owed by such Seller to its creditors. Seller agrees to indemnify and hold Buyer harmless from, and reimburse Buyer for, any loss, cost, expense, liability or damage (including reasonable counsel fees and disbursements and expenses) which Buyer may suffer or incur by virtue of the non-compliance by Seller with such laws.

     12.5 Entire Agreement.  This Agreement, together with the schedules and
          ----------------
exhibits hereto, constitutes the entire agreement between the parties with respect to the subject matter hereof and supersedes and cancels any and all prior or contemporaneous arrangements, understandings and agreements between them relating to the subject matter hereof.

     12.6 Severability.  In the event that any provision or any portion of any
          ------------
provision of this Agreement shall be held to be void or unenforceable, then the remaining provisions of this Agreement (and the remaining portion of any provision held to be void or unenforceable in part only) shall continue in full force and effect.

     12.7 Governing Law.  This Agreement and the transactions contemplated
          -------------
hereby shall be governed and construed by and enforced in accordance with the laws of the State of Michigan, without regard to conflict of laws principles.

     12.8 Counterparts.  This Agreement may be executed in two or more
          ------------
counterparts, each of which shall be deemed an original and all of which shall constitute the same instrument.

     12.9  Expenses.  Each party shall pay its own expenses incident to the
           --------
negotiation, preparation and performance of this Agreement and the transactions contemplated hereby, including all fees and expenses of its counsel and accountants for all activities of such counsel and accountants undertaken pursuant to this Agreement, whether or not the transactions contemplated hereby are consummated.

     12.10 Dispute Resolution.  Any dispute arising out of or relating to this
           ------------------
Agreement or the breach, termination or validity hereof shall be finally settled by arbitration conducted expeditiously in accordance with the Center for Public Resources Rules for Nonadministered Arbitration of Business Disputes (the "CPR Rules"). The Center for Public Resources shall appoint a neutral advisor from its National CPR Panel. The arbitration shall be governed by the United States Arbitration Act, 9 U.S.C. (S)(S)1-16, and judgment upon the award rendered by the arbitrators may be entered by any court having jurisdiction thereof. The place of arbitration shall be Detroit, Michigan.

     Such proceedings shall be administered by the neutral advisor in accordance with the CPR Rules as he/she deems appropriate, however, such proceedings shall be guided by the following agreed upon procedures:

          (a) Mandatory exchange of all relevant documents, to be accomplished within forty-five (45) days of the initiation of the procedure;

          (b) No other discovery;

          (c) Hearings before the neutral advisor which shall consist of a summary presentation by each side of not more than three hours; such hearings to take place in one or two days at a maximum; and

          (d) Decision to be rendered not later than ten (10) days following such hearings.

     Each of the parties hereto (a) hereby unconditionally and irrevocably submits to the jurisdiction of any United States District Court of competent jurisdiction located in the State of Michigan for the purpose of enforcing the award or decision in any such proceeding and (b) hereby waives, and agrees not to assert in any civil action to enforce the award, any claim that it is not subject personally to the jurisdiction of the above-named court, that its property is exempt or immune from attachment or execution, that the civil action is brought in an inconvenient forum, that the venue of the civil action is improper or that this Agreement or the subject matter hereof may not be enforced in or by such court, and (c) hereby waives and agrees not to seek any review by any court of any other jurisdiction which may be called upon to grant an enforcement of the judgment of any such court. Each of the parties hereto hereby consents to service of process by registered mail at the address to which notices are to be given. Each of the parties hereto agrees that its submission to jurisdiction and its consent to service of process by mail is made for the express benefit of the other parties hereto. Final judgment against any party hereto in any such action, suit or proceeding may be enforced in other jurisdictions by suit, action or proceeding on the judgment, or in any other manner provided by or pursuant to the laws of such other jurisdiction; provided, however, that any party may at its option bring suit, or
              --------  -------
institute other judicial proceedings, in any state or federal court of the United States or of any country or place where the other parties or their assets, may be found.

     Notwithstanding the foregoing, it is specifically understood and agreed that certain breaches of this Agreement will result in irreparable injury to the parties hereto, that the remedies available to the parties at law alone will be an inadequate remedy for such breach, and that, in addition to any other legal or equitable remedies which the parties may have, a party may enforce its rights by an action for specific performance and the parties expressly waive the defense that a remedy in damages will be adequate.


                 [Remainder of page intentionally left blank]

     IN WITNESS WHEREOF, Seller and Buyer have caused this Asset Purchase Agreement to be executed as of the date first above written.

                              SELLER:

                              FREEWAY, INC.


                              By:  /s/ Charles P. Scott
                                  ---------------------
                                  Name:  Charles P. Scott
                                  Title: President

                              BUYER:

                              VOYAGER INFORMATION NETWORKS, INC.


                              By:  /s/ Christopher Torto
                                  ----------------------
                                  Name:  Christopher Torto
                                  Title: Chief Executive Officer